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                                                                 EXHIBIT 23.2(b)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

REGISTRY MAGIC INCORPORATED
BOCA RATON, FLORIDA

We hereby consent to the use in the prospectus constituting a part of this registration statement on Form S-4 of our reports dated March 30, 2001, relating to the consolidated financial statements and schedule of Bristol Retail Solutions, Inc. and subsidiaries for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. We also consent to the reference to us under the caption "Experts" in the prospectus.



BDO SEIDMAN, LLP

Seattle, Washington
May 10, 2001